*040101*

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

# Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

| Filed in the office of | |
|---|---|
| Ross Miller<br>Secretary of State<br>State of Nevada | Document Number<br>**20130593681-78**<br>Filing Date and Time<br>**09/10/2013 1:18 PM**<br>Entity Number<br>**E0439942013-0** |

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

**1. Name of Corporation:** PANOPLY GROUP CORP.

**2. Registered Agent for Service of Process:** (check only one box)

[X] Commercial Registered Agent: INCORP SERVICES, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

**3. Authorized Stock:** (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 — Par value per share: $ 0.0010 — Number of shares *without par value:* 0

**4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) IVAN LUNEGOV
Name

| Street Address | City | State | Zip Code |
|---|---|---|---|
| 2360 CORPORATE CIRCLE - SUITE 400 | HENDERSON | NV | 89074-7722 |

2)
Name

Street Address | City | State | Zip Code

**5. Purpose:** (optional; see instructions)

*The purpose of the corporation shall be:*
ANY LEGAL PURPOSE

**6. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator)

INCORP SERVICES, INC.
Name

X INCORP SERVICES, INC.
**Incorporator Signature**

| Address | City | State | Zip Code |
|---|---|---|---|
| 2360 CORPORATE CIRCLE - SUITE 400 | HENDERSON | NV | 89074-7722 |

**7. Certificate of Acceptance of Appointment of Registered Agent:**

*I hereby accept appointment as Registered Agent for the above named Entity.*

X INCORP SERVICES, INC.
**Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity**

9/10/2013
Date

*This form must be accompanied by appropriate fees.*